OTROSÍ No. 2 NOVATION DOCUMENT

This Otrosí No. 2 (the "Otrosí No. 2") to the novation document signed on April 3, 2024 and subsequently amended by the otrosí No. 1 of May 6, 2024 (the "Novation Document"), is signed on May 27, 2024 (the "Signature Date"), between **BANCO BTG PACTUAL COLOMBIA S.A,** a company legally incorporated and validly existing in accordance with the laws of the Republic of Colombia and identified with NIT: 901491551 - 0 (the **"Creditor"),** and Latam Logistic COL PropCo Cota I S.A.S. simplified joint-stock company identified with NIT: 900986856 - 3 (the **"Debtor").** The terms used in initial capital letters in this Otrosí No. 2 and not defined herein, will have the meaning assigned to them in the Novation Document.

PRELIMINARY CONSIDERATIONS

1. That the Parties signed the Novation Document for the purpose of novating the obligations arising from two credit agreements in force as of the date of signature of this Othersí and identified as follows: (i) on August 29, 2023, the Parties entered into a credit agreement for up to an amount of ten billion Pesos (COP$10,000,000,000) for the financing of working capital (the "Credit Agreement 1"); and (ii) on August 24, 2023 the Parties entered into a credit agreement for an amount of up to fifteen billion Pesos (COP$15,000,000,000) for the financing of working capital (the "Credit Agreement 2", together with Credit Agreement 1, the "Credit Agreements");

2. That the Parties subjected the novation of the Novation Document to conditions precedent that it had to include no later than 45 calendar days following April 3, 2024; and

3. The Parties agree that by virtue of delays by third parties unrelated to the Debtor, they agreed to extend the period from 45 days to one of 3 additional Business Days counted from the Date of Signature of this Othery No. 2. The Parties agree by signing this Otrosí No. 2 that without prejudice to the expiration of that period, they voluntarily agree to extend it so that the Effective Date of the Novation can be reached and that the agreed conditions apply.

However, taking into account the Preliminary Considerations, the Parties agree:

1. **Modification of the Novation Effective Date Section**

From the Date of Signature, the " Date of Effective Novation" box shall be read as follows:

Date of Effectiveness of the Novation	The Creditor shall notify the Debtor in writing once the conditions set forth in this section are met (i) delivery of the legal opinion, (ii) the subscription and registration before the national registry of movable guarantees of the other party to the Trust Agreement and the delivery of the guarantee certificate, (iii) the subscription and registration before the Registry of Secured Transactions of the Movable Security Agreement on Economic Rights, and (iv) the payment to the satisfaction of the Creditor of the interest; to your satisfaction. The date of such communication will be the Effective Date of the Novation and from which the terms of the same will be understood to be in force and not the terms provided for in the Credit Agreements. In the event that 3 business days occur from the Date of Signature of Otrosí No. 2 without the conditions precedent for the Effective Date of the Novation being understood to have been perfected or occurred, this Credit Document will be understood to have been terminated and the Debtor will not be able to consider

	novation is effective.

The Parties hereby acknowledge that the trust agreement that constitutes a guarantee for the Credit Agreements and their others by which the FC-LATAM LOGISTIC COL PROPCO COTA 1 Trust is established, identified with NIT 830.053.812-2 and whose spokesperson is Alianza Fiduciaria S.A. is a guarantee that covers both the obligations of the Credit Agreements, such as those of the Novation Document, as well as this Otrosí No. 2, No. 1 and any additional modifications associated with the aforementioned documents.

2. **Effects with respect to the Credit Document.**

2.1. The other terms of the Novation Document that have not been expressly modified by this Otrosí No. 2, will continue in force in full force and contractual effect, without any modification.

3. **Severability:** The Parties recognize that illegality, nullity, ineffectiveness or any similar legal sanction affecting the validity or enforceability of any of the provisions of this Otrosí No. 2, shall not affect the validity or enforceability of the other provisions. In the event of any of the aforementioned legal sanctions, the Parties undertake in good faith to find mechanisms that allow, to the extent possible and in accordance with the applicable laws of the Republic of Colombia, to comply with the purposes initially sought in the provision that would have been affected in its validity or application.

4. **Incorporation by reference.** The general sections of Miscellaneous shall be understood to be made to this Otrosí No. 2.

5. The Debtor declares and guarantees as of the Date of Signature of this Otheryes No. 2 that has all the corporate and legal authorizations and those provided for under the Applicable Law for the purposes of signing this Otrosí No. 2 and contracting the corresponding obligations. In the event that the above declaration is inaccurate, the Creditor will have the right to request the corresponding damages from the Debtor, as this declaration is a fundamental cause for the signing of this Otrosí No. 2.

6. The Debtor authorizes, acting freely and voluntarily, in an express manner

and irrevocable to the Creditor or whoever represents his/her rights to consult, request, process, transmit, supply, report, in the Risk Centers and/or any other entity that manages databases for the same purposes as well as to process and disclose all the information that refers to

the credit, existence and financial behavior of the Creditor, to any applicable governmental entity or authority in accordance with the purposes contained in Statutory Law 1581 of 2012 on Data Protection and with Decree 1377 of 2013. Consequently, those who are affiliated with and/or have access to any other public or private entity that administers or manages databases may know this information in accordance with the applicable laws of Colombia. It also authorizes the Creditor to use the notification addresses provided in the Novation Document and usually used between the parties for the purposes of sending any communication, collection, question, and other procedures.

In acceptance of the foregoing provisions, the Parties sign this Otrosí No. 2.

[Signature Pages Follow]

Signature Page

The Creditor

DocuSigned by:
Mabel Moreno
31C363781408455...
_____________________ Name: Mabel Constanza Moreno Ochoa Citizenship card: 43.740.801 Legal Representative Banco BTG Pactual Colombia S.A.

NIT 901.491.551-0

Signature Page

The Debtor

DocuSigned by:
annette fernandez pagan
953073C6BE7442F

Name: Annette Fernandez Pagan
Passport : 644243033
Legal Representative
Latam Logistic COL PropCo Cota 1 S.A.S.
NIT:900.986.856-3